SUBSIDIARIES OF BEL FUSE INC.

                                                    JURISDICTION OF
            NAME                                     INCORPORATION
            ----                                    ---------------
      Bel Fuse Limited .........................    Hong Kong
      Bel Fuse Macau LDA .......................    Macau
      Bel Hybrids and Magnetics Inc. ...........    Indiana
      Bel Delaware LLC .........................    Delaware
      Bel Fuse Europe Ltd. .....................    United Kingdom